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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a party other than registrant ☐
Check the appropriate box:
☐ Preliminary proxy statement
☒ Definitive proxy statement
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☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
THE NAVIGATORS GROUP, INC.
(Name of Registrant as Specified in Its Charter)
Not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        It is anticipated that this Proxy Statement and a related form of proxy will first be delivered to security holders on or around May 1, 2002.

THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

ANNUAL MEETING—May 30, 2002

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of your Company to be held at 11:00 a.m. on Thursday, May 30, 2002 at the India House, One Hanover Square, New York, New York 10004.

        A report of the Company's current affairs will be presented at the Meeting and Stockholders will have an opportunity for questions and comments.

        You are requested to sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

        We are grateful for your assistance and express our appreciation in advance.

                      Sincerely yours,

                      Terence N. Deeks
                       Chairman, President and
                      Chief Executive Officer

April 19, 2002

THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 30, 2002

To the Stockholders of The Navigators Group, Inc.:

        Notice is hereby given that the Annual Meeting of Stockholders of The Navigators Group, Inc. (the "Company"), a Delaware corporation, will be held at the India House, One Hanover Square, New York, New York 10004, on Thursday, May 30, 2002, at 11:00 a.m., for the following items:

  (1)
  To elect eight (8) directors to serve until the 2003 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

  (2)
  To approve The Navigators Group, Inc. 2002 Stock Incentive Plan.

  (3)
  To approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares.

  (4)
  To ratify the appointment by the Company's Board of Directors of KPMG LLP as the independent auditors of the Company to examine and report on the financial statements for 2002.

  (5)
  To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        The close of business on April 15, 2002, has been fixed by the Board of Directors as the date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and only stockholders of record at such date will be entitled to vote. A list of stockholders will be open to examination by stockholders during ordinary business hours for a period of ten (10) days prior to the meeting at the offices of the Company, One Penn Plaza, New York, New York 10119.

                      By Order Of The Board Of Directors

                      Bradley D. Wiley
                       Secretary

New York, New York
April 19, 2002

  IMPORTANT
          If you do not plan to attend this meeting, please sign and return the enclosed proxy. No postage is required if mailed in the United States.   PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

General Information

        The accompanying form of proxy is solicited on behalf of the Board of Directors of The Navigators Group, Inc. (the "Company") for use at the annual meeting (the "Meeting") of the Company's stockholders or any adjournment thereof. The persons named on the proxy card have been designated as proxies by the Company's Board of Directors. Such persons are officers of the Company. Any stockholder desiring to appoint some other person to represent him at the Meeting may do so by completing another form of proxy and delivering the completed proxy to the Secretary of the Company at the address indicated above, before the time of the Meeting. It is the responsibility of the stockholder appointing some other person to represent him to inform such person of his appointment. The Company has first mailed these proxy materials to holders ("Stockholders") of shares of the Company's Common Stock, $.10 par value per share (the "Common Stock"), on or about April 29, 2002. The Company's executive offices are located at One Penn Plaza, New York, New York 10119.

        The proxies which are properly executed and duly returned to the Company and not revoked will be voted as specified and, if no direction is made, will be voted for the election of each of management's eight (8) nominees for election as directors and in favor of Proposals 2, 3 and 4. Stockholders may also be asked to consider and take action with respect to such other matters as may properly come before the Meeting or any adjournment or adjournments thereof. Each proxy granted is revocable and may be revoked at any time prior to its exercise by giving notice to the Company of its revocation. A Stockholder who attends the Meeting in person may, if he wishes, vote by ballot at the Meeting, thereby canceling any proxy previously given. The outstanding voting stock of the Company as of April 15, 2002, the record date, consisted of 8,447,997 shares of Common Stock, with each share of Common Stock entitled to one vote. Only Stockholders of record at the close of business on April 15, 2002, are entitled to vote at the Meeting. The closing price of the Common Stock on April 15, 2002 was $27.00. A copy of the Company's Annual Report for the year ended December 31, 2001, is being mailed to Stockholders simultaneously herewith.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

        The By-Laws of the Company provide for the Company to have not less than three nor more than twenty-one directors. Management proposes the election of the eight nominees named below to constitute the entire Board of Directors of the Company (the "Board") until the next Annual Meeting of Stockholders and until their successors shall be duly elected and shall qualify. Each of the nominees is currently a director of the Company. In the event any nominee(s) named below is unable or declines to serve, which the Board does not anticipate, it is intended that the proxies will be voted for the balance of those named and for any substitute nominee(s) that the Board may designate.

Name	Age	Position With The Company	First Became a Director
Terence N. Deeks	62	Chairman, President and CEO	1982
Robert M. DeMichele	57	Director	1983
Robert W. Eager, Jr.	58	Director	2001
Stanley A. Galanski	43	Executive Vice President and COO	2001
Leandro S. Galban, Jr.	67	Director	1983
Marc M. Tract	42	Director	1991
George T. Van Gilder	58	Director	2002
Robert F. Wright	76	Director	1993

        Terence N. Deeks is the Company's founder. He has been Chairman of the Board, President and Chief Executive Officer of the Company since its formation in 1982, and is chairman and a director of several of the Company's wholly owned subsidiaries including Navigators Insurance Company ("Navigators Insurance"). Mr. Deeks has been engaged in the property and casualty insurance business since 1957.

        Robert M. DeMichele has been President and CEO of Strategy Asset Managers LLC since 2001. Mr. DeMichele had been President and CEO of Lexington Global Asset Managers, Inc. from 1995 to 2000. From 1985 to 1995, Mr. DeMichele served as President of The Insurance Corporation of New York ("ICNY"). ICNY is a wholly owned subsidiary of the Trenwick Group, Inc. ("Trenwick"), a Stockholder of the Company. Mr. DeMichele is a director of Trenwick.

        Robert W. Eager, Jr. has been retired since 1999 and prior thereto from 1996 to 1999 had been Executive Vice President of General Reinsurance Corporation. Prior thereto Mr. Eager held various positions at National Re Corporation from 1976 to 1996, including Executive Vice President from 1994 to 1996.

        Stanley A. Galanski has been Executive Vice President and Chief Operating Officer of the Company since March 2001 and prior thereto had been President of XL Insurance Company of New York from 2000 to March 2001, President of XL Specialty Insurance Company from 1997 to March 2001, and President of New Hampshire Insurance Company from 1995 to 1997. From 1980 to 1995, Mr. Galanski held various underwriting and management positions with the Chubb Group of Insurance Companies. Mr. Galanski is a director of Navigators Insurance.

        Leandro S. Galban, Jr. has been Vice Chairman and Managing Director of Credit Suisse First Boston Corporation ("CSFB") since 2000. Prior thereto from 1996 to 2000 he had been a Managing Director and Co-Head of the Financial Institutions Group of Donaldson, Lufkin & Jenrette, a company acquired by CFSB.

        Marc M. Tract has been a partner of the law firm of Katten Muchin Zavis Rosenman since 1994, which firm has been counsel to the Company for the same period.

        George T. Van Gilder has been an independent insurance consultant since 2000. Mr. Van Gilder was President and CEO of Reliance Insurance Company from 1999 to 2000, a consultant to Morgan Stanley, Inc. from 1997 to 1999, Chairman of Risk Management Solutions, Inc. from 1995 to 1997, and prior thereto held various underwriting positions with the Chubb Group of Insurance Companies from 1971 (including Chief Underwriting Officer from 1993 to 1995).

        Robert F. Wright has been President and CEO of Robert F. Wright Associates, Inc. since 1988. Mr. Wright was a partner of the public accounting firm of Arthur Andersen & Co. from 1960 to 1988. He is a director of U.S. Timberlands Company L.P. and Universal American Financial Corp.

The Board recommends a vote FOR this proposal.

Non-director Executive Officers

        The current non-director executive officers of the Company are as follows:

Name	Age	Position
Bradley D. Wiley	48	Senior Vice President, Chief Financial Officer and Secretary
R. Scott Eisdorfer	38	Senior Vice President and Chief Information Officer
Salvatore A. Margarella	52	Vice President and Treasurer

        Bradley D. Wiley has been Senior Vice President, Chief Financial Officer and Secretary of the Company since 1996 and of its insurance subsidiaries since 1997. From 1992 until 1996, Mr. Wiley was Senior Vice President and Chief Financial Officer of Christiania Re Corp. and its wholly owned subsidiary, Christiania General Insurance Corp. Mr. Wiley is a director of Navigators Insurance.

        R. Scott Eisdorfer has been Senior Vice President and Chief Information Officer of the Company since 2001 and of its insurance subsidiaries since 1999. From 1996 to 1999, Mr. Eisdorfer was a Vice President and Applications Manager of General Reinsurance Corporation, and prior thereto from 1985 held various information technology positions at National Reinsurance Corporation. Mr. Eisdorfer is a director of Navigators Insurance.

        Salvatore A. Margarella has been Vice President and Treasurer of the Company since 1997 and prior thereto he was the Controller of the Company since its inception. Mr. Margarella has been Vice President and Treasurer of Navigators Insurance since 1987, and serves as one of its directors.

Ownership of Voting Securities By Certain Beneficial Owners and Management

        The following table sets forth the beneficial ownership, reported to the Company as of April 15, 2002, of shares of Common Stock (i) by each person who holds of record or is known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each of the Company's current directors and nominees for directors, (iii) by each of the executive officers named in the Summary

Compensation Table, and (iv) by all directors and executive officers as a group. Except as otherwise indicated, to the Company's knowledge all shares are beneficially owned by the persons named as owners.

Name and Address of Beneficial Owner	Number of Shares	Percentage Ownership of Common Stock
Terence N. Deeks (1) One Penn Plaza New York, New York 10119	3,603,498	42.3
Marc M. Tract (2) 575 Madison Avenue New York, New York 10022	1,008,225	11.9
Royce & Associates, Inc. 1414 Avenue of the Americas New York, New York 10019	817,200	9.7
Trenwick Group, Inc. One Canterbury Green Stamford, Connecticut 06901	740,200	8.8
Beck, Mack & Oliver LLC 330 Madison Avenue New York, New York 10017	433,550	5.1
Robert M. DeMichele	46,239	*
Robert W. Eager, Jr.	597	*
Stanley A. Galanski (3)	1,000	*
Leandro S. Galban, Jr. (4)	23,339	*
Noel Higgitt	2,000	*
John W. Jones	—	*
Gregory D. Olson (5)	22,767	*
George T. Van Gilder	—	*
Robert F. Wright	8,799	*
All current directors and executive officers	4,469,549	52.2
as a group (1)(2)(3)(4)(5)(6)

*
Less than 1%.
(1)
Includes 3,134,138 shares which may be deemed to be beneficially owned by Mr. Deeks as Settlor of the Terence N. Deeks 2002 Qualified Three Year Annuity Trust, 106,942 shares owned jointly with his wife, 299,918 shares considered beneficially owned by Mr. Deeks which are held under certain instruments of trust for the benefit of Mr. Deeks' minor child, and options to purchase 62,500 shares at exercise prices between $14.50 and $28.00 per share. Excludes 697,908 shares which are held under certain instruments of trust for the benefit of Mr. Deeks' non-minor children. Mr. Deeks disclaims beneficial ownership of all shares held in trust for the benefit of his children.
(2)
Includes 1,002,526 shares held as trustee under certain instruments of trust for the benefit of Mr. Deeks' children and grandchildren, of which 299,918 shares are included in Mr. Deeks' shares listed above. The 'All current directors and executive officers' line above excludes the 299,918 shares from Mr. Tract's shares.
(3)
Excludes 25,000 shares which vested on March 26, 2002 under Mr. Galanski's 100,000 share stock grant which vests at the rate of 25% per year. The 25,000 shares are expected to be issued in the near future less any shares surrendered to satisfy tax withholding.
(4)
Includes 1,500 shares held by family members of Mr. Galban.
(5)
Includes options to purchase 15,500 shares at exercise prices between $14.25 and $34.00 per share.
(6)
Includes Mr. Wiley's 35,750 shares which include options to purchase 22,500 shares at exercise prices between $14.00 and $17.00 per share, Mr. Margarella's options to purchase 21,250 shares at exercise prices between $10.50 and $34.00 per share, and Mr. Eisdorfer's 1,300 shares.

Certain Relationships and Related Transactions

        The Company has a consulting agreement with Robert F. Wright Associates, Inc., of which Mr. Wright is the President. The consulting agreement provides for an annual consultation fee of $26,000 to be paid to Robert F. Wright Associates, Inc. for certain consulting services provided by Mr. Wright in conjunction with his director's responsibilities. Mr. Wright is a member of the Audit, Compensation, Finance and Nominating Committees.

        Robert M. DeMichele is a director of Trenwick, a Stockholder of the Company. Trenwick is a member of several of the insurance pools managed by a subsidiary of the Company. Mr. DeMichele is a member of the Finance and Executive Committees.

        Terence N. Deeks and a member of his family own in the aggregate 98% of Somerset Insurance Limited, a Bermuda corporation ("Somerset Bermuda"). Somerset Bermuda reinsures members of several of the insurance pools managed by a subsidiary of the Company. Mr. Deeks is a member of the Company's Executive Committee.

        Marc M. Tract is a partner of Katten Muchin Zavis Rosenman which firm has served as counsel to the Company since 1994. Mr. Tract also serves as trustee under several instruments of trust for the benefit of Mr. Deeks' children and grandchildren. Mr. Tract is a member of the Audit, Finance and Nominating Committees.

        Management believes that the terms of the consulting agreement is no less favorable to the Company than those which could be obtained from unaffiliated third parties. Management further believes that all other transactions with affiliated companies have in the past been on fair and equitable terms no less favorable than the Company could obtain in arm's length transactions with unaffiliated third parties.

Board of Directors

        The Board of Directors of the Company held six meetings in 2001. No director attended or participated in fewer than 75% of the meetings of the Board or meetings of the committees of the Board during 2001.

        The Board's Compensation Committee oversees the Company's compensation and benefit policies and programs, including the stock option and stock appreciation rights plans of the Company and the annual salaries and annual incentive plan for selected officers. During 2001, the Compensation Committee held one meeting. The members of the Compensation Committee are Robert W. Eager, Jr., Leandro S. Galban, Jr., and Robert F. Wright.

        The Board's Audit Committee recommends the selection of independent Certified Public Accountants and reviews the scope and results of independent audits. During 2001, the Audit Committee held three meetings. The members of the Audit Committee are Robert W. Eager, Jr., Marc M. Tract and Robert F. Wright.

        The Board's Nominating Committee recommends nominees for election to the Company's Board of Directors. The Nominating Committee met once during 2001. The members of the Nominating Committee are Marc M. Tract and Robert F. Wright.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Compensation

        The following Summary Compensation Table sets forth compensation paid by the Company for each of the years in the three-year period ended December 31, 2001 to the Chairman, President and Chief Executive Officer of the Company and to each of the four other most highly paid executive officers of the Company or its subsidiaries (the "Named Executive Officers").

Summary Compensation Table

Long Term Compensation Awards
Annual Compensation
Name and Principal Position					Restricted Stock Award($)			Securities Underlying Options/SARs(#)	All other Compensation($)
	Year	Salary($)	Bonus($)
Terence N. Deeks Chairman, President and Chief Executive Officer	2001 2000 1999	$315,008 350,000 350,000	$	— — —	$	— — —		— 10,000 —	$70,870 69,541 69,444	(1) (1) (1)
Stanley A. Galanski Executive Vice President and Chief Operating Officer	2001 2000 1999	250,008 — —		— — —		1,412,500 — —	(2)	— — —	— — —
Noel Higgitt President of Navigators California Insurance Services, Inc.	2001 2000 1999	250,000 250,000 187,500		70,028 — —		— — —		— 10,000 —	14,988 — —	(1)
Gregory D. Olson President of Navigators Insurance Services of Washington, Inc.	2001 2000 1999	189,234 183,400 183,400		101,850 25,000 —		— — —		— 10,000 —	— — —
John W. Jones President of Navigators Insurance Services of Texas, Inc.	2001 2000 1999	151,042 143,958 134,167		115,000 25,000 —		— — —		— 10,000 —	— — —

(1)
Represents life insurance premiums paid by the Company.

(2)
Based on the fair market value at the time of grant.

Employment Agreements

        The Company has entered into a three year employment agreement with Mr. Galanski expiring in 2004 that generally provides for Mr. Galanski's employment during that period and the issuance of a stock grant of 100,000 shares of Common Stock subject to vesting provisions of 25% per year. Under certain conditions in the event of a change in control, Mr. Galanski is entitled to his base salary for the remaining term of his employment agreement and an acceleration of the vesting provisions under the stock grant.

        The Company has also entered into agreements with Messrs. Higgitt, Jones and Olson providing for their employment. In general, the agreements provide for the continuation of their base salary for up to one year in the case of a termination by the Company without cause.

Stock Options

        The following table contains information concerning the grant of options and stock appreciation rights ("SAR") under the Company's stock option plans and stock appreciation rights plan to each of the Named Executive Officers during the year ended December 31, 2001.

Option/SAR Grants in 2001

Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option/SAR Term
Individual Grants
	Number of Securities Underlying Options/SARs Granted(#)	Percent of Total Options/SARs Granted to Employees In Fiscal Year
Name			Exercise Price ($/Share)	Expiration Date
					5%	10%
Terence N. Deeks	—	—	—	—	—	—
Stanley A. Galanski	—	—	—	—	—	—
Noel Higgitt	—	—	—	—	—	—
John W. Jones	—	—	—	—	—	—
Gregory D. Olson	—	—	—	—	—	—

        The following table sets forth information for each of the Named Executive Officers with respect to the value of options/SARs exercised during the year ended December 31, 2001 and the value of outstanding and unexercised options/SARs held as of December 31, 2001, based upon the closing market value of the Common Stock of $20.10 per share on December 31, 2001.

Aggregated Option/SAR Exercises in 2001
and December 31, 2001 Option/SAR Values

			Number of Securities Underlying unexercised Options/SARs at December 31, 2001 (#)
					Value of unexercised in-the-money Options/SARs at December 31, 2001 ($)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Terence N. Deeks	—	—	65,000	7,500	$319,500	$72,000
Stanley A. Galanski	—	—	—	—	—	—
Noel Higgitt	—	—	2,500	7,500	$24,000	$72,000
John W. Jones	—	—	2,500	7,500	$24,000	$72,000
Gregory D. Olson	—	—	23,000	7,500	$84,250	$72,000

Compensation of Directors

        Directors of the Company who are not officers or employees of the Company or any of its subsidiaries, are paid a retainer of $2,000 per quarter, an additional $1,000 for attending each of four quarterly meetings of the Board, and the number of shares of Common Stock that is equivalent to a cash payment of $12,000 based on the market price of the stock at the end of the year.

Stock Option Plans and Stock Appreciation Rights Plan

        In 1986 and 1987, the Company adopted two stock option plans which allow for the grant to key employees of the Company, its subsidiaries and affiliates, options to purchase an aggregate of 900,000 shares of Common Stock. The Company filed a Form S-8/S-3 Registration Statement relating to the aggregate of the 900,000 shares of Common Stock which may be issued upon the exercise of options granted or that may be granted under these two plans, an incentive stock option plan and a non-qualified stock option plan (the "Stock Option Plans"). The Stock Option Plans are administered by the Compensation Committee of the Company's Board of Directors. The Compensation Committee approves the persons to receive options, option prices, dates of grant and vesting periods. No option may extend longer than ten years. The Stock Option Plans require that all options granted shall be at exercise prices not less than 90% of the fair market value of the Common Stock on the date of the grant, as such value is determined by the Compensation Committee. The options vest at the rate of 25% per year.

        A stock incentive plan proposal is included herein for the vote of shareholders which includes the issuance in the aggregate of 1,000,000 incentive stock options, non-incentive stock options and restricted shares of the Company's Common Stock (the "Stock Incentive Plan"). Subject to the approval of the Stock Incentive Plan, the Compensation Committee does not intend to issue any options under the Stock Option Plans that may expire or be canceled in the future.

        The Company also has adopted a phantom stock appreciation rights plan (the "SAR Plan") which allows for the grant to key employees of the Company and its affiliates of up to 300,000 stock appreciation rights. The Compensation Committee administers the SAR Plan and approves the employees who will receive grants of the rights. The SAR Plan includes a vesting schedule similar to that of the Stock Option Plans, with the rights vesting at a rate of 25% per year. Upon exercise of a stock appreciation right, the key employee is entitled to receive cash in an amount equal to the difference between the fair market value of the Common Stock at the exercise date and the exercise price (which shall not be less than 90% of the fair market value of the Common Stock at the date of grant).

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee consists of Messrs. Eager, Galban and Wright. Please refer to "Certain Relationships and Related Transactions" contained herein as such section relates to the members of the Compensation Committee.

Compensation Committee Report on Executive Compensation

        The Board's Compensation Committee is charged, among other things, to make periodic reviews of the Company's compensation arrangements and to make recommendations to the Board of Directors with respect to such arrangements.

        The principal objectives of the Committee's compensation policies are to attract and retain qualified employees and to provide incentives for such employees to enhance the profitability and growth of the Company and thus enhance Stockholder value. The management compensation program consists principally of base salaries, an annual incentive plan, two Stock Option Plans and the SAR Plan. The following describes components of the Company's management compensation program for the year ended December 31, 2001 and the related factors considered by the Committee in determining compensation.

        Base Salaries.    Base salaries were determined after evaluating a number of factors, including local market conditions, job performance and amounts paid to executives with comparable experience, qualifications and responsibilities at other insurance companies and underwriting management companies.

        Annual Incentive Plan.    The Company's annual incentive plan consists principally of bonus payments based on underwriting results and subjective evaluations. The objectives of the annual incentive plan are to reward executives and key employees based on performance measures that are recognized within the industry and among investors as being key measures of success. The Committee believes its annual incentive plan is typical within the industry and permits management to adjust the goals annually to reflect the competitive environment. In addition, by aligning the financial interests of the Company's executives and key employees with those of the Company's Stockholders, the annual incentive plan is intended to be directly related to the creation of value for Stockholders of the Company.

        Stock Option Plans and SAR Plan.    These plans allow for the grant to key employees of stock options and stock appreciation rights which generally vest over four years. The number of shares of Common Stock subject to an executive's stock option and/or SAR grants is determined with reference to the responsibility and experience of the executive and competitive conditions. By aligning the financial interests of the Company's executives with those of the Company's Stockholders, these equity-based awards are intended to be directly related to the creation of value for Stockholders of the Company. The deferred vesting provisions are designed to create an incentive for an individual executive to remain with the Company.

        A Stock Incentive Plan proposal is included herein. Subject to the approval of the Stock Incentive Plan, the Compensation Committee does not intend to issue any options under the Stock Option Plans that may expire or be canceled in the future.

        Chairman, President and Chief Executive Officer.    The Committee reviewed the 2001 compensation levels of Terence N. Deeks, Chairman, President and Chief Executive Officer of the Company, within the context of industry information regarding chief executive officers with comparable experience, qualifications and responsibilities at other insurance companies and underwriting management companies. The Committee also considered local market conditions and job performance, as well as the significant ownership position of Mr. Deeks. For 2001, Mr. Deeks received from the Company an average base salary of $315,000 per annum and no annual incentive compensation payments. Mr. Deeks was not granted any stock options or SARs in 2001.

        Under Section 162(m) ("Section 162(m)") of the Internal Revenue Code of 1986, as amended, effective in 1994, annual compensation in excess of $1.0 million paid to the chief executive officer or any of the four other highest compensated officers of any publicly held corporation will not be deductible in certain circumstances. Generally, "performance-based" compensation, as defined in Section 162(m), is not subject to the limitation if certain requirements are satisfied. No executive officer's compensation was subject to the limitation of Section 162(m) in 2001. The Compensation Committee intends to structure the Company's annual incentive plan and any stock-based compensation for executive officers so that such compensation qualifies as performance-based compensation under Section 162(m).

                    The Compensation Committee:
                            Robert W. Eager, Jr.
                            Leandro S. Galban, Jr.
                            Robert F. Wright (Chairman)

Audit Committee Report

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

        The Company's management is responsible for the internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001 financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

                    The Audit Committee:
                            Robert W. Eager, Jr.
                            Marc M. Tract
                            Robert F. Wright (Chairman)

Five Year Performance Graph

        The comparison of five year cumulative returns among the Company, and the companies listed in the Standard & Poor's 500 Index ("S&P 500 Index") and the S&P Property & Casualty Insurance Index ("Insurance Index") is as follows:

INDEXED RETURNS

	Base Period
		Years Ending
Company / Index
	Dec 96	Dec 97	Dec 98	Dec 99	Dec 00	Dec 01
THE NAVIGATORS GROUP, INC.	$100	$102.91	$84.93	$53.42	$72.95	$110.14
S&P 500 INDEX	100	133.36	171.48	207.56	188.66	166.24
INSURANCE INDEX	100	145.47	135.35	100.90	157.14	144.50

        The Stock Performance Graph, as presented above, which was prepared with the aid of Standard & Poor's, reflects the cumulative return on the Company's Common Stock, the S&P 500 Index and the Insurance Index, respectively, assuming an original investment in each of $100 on December 31, 1996 (the "base") and reinvestment of dividends to the extent declared. Cumulative returns for each year subsequent to 1996 are measured as a change from this base.

PROPOSAL NUMBER 2
ADOPTION OF 2002 STOCK INCENTIVE PLAN

        The Board of Directors unanimously recommends that the Stockholders approve the 2002 Stock Incentive Plan (the "Plan"). Pursuant to the Plan, the Company may grant to eligible persons awards including, but not limited to, incentive stock options ("ISOs") within the meaning of Section 422(b) of the Code, non-incentive stock options ("NISOs") and restricted shares of the Company's Common Stock.

        The Plan authorizes the Company to grant options and awards for an aggregate of up to 1,000,000 shares of Common Stock. The Board of Directors believes that stock options and stock awards are an integral part of the compensation packages to be offered to the Company's executives, directors, employees and consultants and that the grant of stock options and stock awards, which align the interests of the recipients with those of the Company's Stockholders, is an effective method to attract and retain employees in an industry characterized by a high level of employee mobility and aggressive recruiting of the services of a limited number of skilled personnel.

        The following summary of certain features of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Appendix A. All capitalized terms used but not defined herein have the respective meanings ascribed to them in the Plan.

        The affirmative vote of holders of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for approval of the Plan.

        The approval or failure to approve the proposed Plan will not affect the Company's existing Stock Option Plans, which will continue to remain in effect in their present form, or any options granted thereunder.

The Board recommends a vote "FOR" this proposal.

Nature and Purpose of the Plan

        The purposes of the Plan are to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to the Company and its present and future subsidiary corporations, as defined in section 424(f) of the Code, to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors believes that the granting of awards under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

Duration and Modification

        The Plan will terminate ten years from its adoption. The Board of Directors may at any time terminate the Plan or make such modifications to the Plan as it may deem advisable. The Board, however, may not, without approval by the Stockholders of the Company, increase the number of shares of Common Stock as to which awards may be granted under the Plan, change the manner of determining stock option prices or change the class of persons eligible to participate in the Plan.

Administration of the Plan

        The Plan will be administered by the Compensation Committee (the "Committee") consisting of two or more members of the Board of Directors. The members of the Committee are appointed annually by, and serve at the pleasure of, the Board of Directors. In the event that no Committee is appointed, the Plan shall be administered by the Board of Directors.

        This Committee shall have discretion to determine the participants under the Plan, the types, terms and conditions of the awards, including performance and other earnout and/or vesting contingencies, permit transferability of awards to an immediate family member of a participant or a trust established on behalf of such immediate family member, interpret the Plan's provisions and administer the Plan in a manner that is consistent with its purpose.

Securities Subject to the Plan; Market Price

        The number of shares of Common Stock reserved for issuance upon exercise of awards granted under the Plan will be 1,000,000.

        The closing sale price of a share of Common Stock on The Nasdaq National Market on December 31, 2001 was $20.10.

Eligibility and Extent of Participation

        The Plan provides for discretionary grants of awards to employees, non-employee directors and consultants to the Company or any of its subsidiaries, or any corporation acquired by the Company or any of its subsidiaries.

        The maximum number of restricted shares of Common Stock that may be issued in conjunction with other awards under the Plan is 100,000.

Stock Options

        Under the Plan, the Committee may grant awards in the form of options to purchase shares of Common Stock. The initial per share exercise price for an ISO may not be less than the fair market value on the date of grant, or 110% of such fair market value with respect to a participant who, at such time, owns stock representing more than 10% of the total combined voting power of the Common Stock. The initial per share exercise price for a NISO may not be less than 90% of the fair market value of a share of Common Stock on the date of grant.

        No option granted pursuant to the Plan may be exercised more than 10 years after the date of grant, except that ISOs granted to participants who own more than 10% of the total combined voting power of the Common Stock at the time the ISO is granted may not be exercised more than five years after the date of grant. Any option granted to a non-employee director of the Company or any of its subsidiaries shall be 10 years in duration.

Stock Awards

        The Plan also permits the grant of awards of shares of Common Stock. A stock award is a grant of shares or of a right to receive shares of Common Stock (or their cash equivalent or a combination of both) in the future. Each award will be subject to conditions, restrictions and contingencies established by the Committee. In making a determination regarding the allocation of such shares, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its Subsidiaries and such other factors as the Committee in its discretion shall deem relevant.

Voting Rights

        Participants shall not have any interest or voting rights in shares covered by their awards until the awards shall have been exercised and a certificate for such shares shall have been issued.

Adjustments

        The number of shares and the price of each share available for grant under the Plan and covered by each award granted thereunder that has not been exercised or for which shares have not been issued will be adjusted proportionally in the event of a stock dividend, reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation or, as may be determined by the Committee, in the event of any other change affecting the number or kind of outstanding shares of Common Stock. In the event of the dissolution or liquidation of the Company, a merger, reorganization or consolidation in which the Company is not the surviving corporation or where the Company is the surviving corporation but the current Stockholders of the Company retain ownership of less than 50% of the stock (directly or indirectly) of the surviving corporation, the Board may, in its discretion, accelerate the payment of any award, exercisability of outstanding awards and/or terminate the same within a reasonable time thereafter.

Federal Income Tax Consequences of Issuance and Exercise of Stock Options

        The following discussion of the U.S. Federal income tax consequences of the granting and exercise of stock options under the Plan, and the sale of Common Stock acquired as a result thereof, is based on an analysis of the Code as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he works and/or resides.

Non-Incentive Stock Options:

        No income will be recognized by an optionee at the time a NISO is granted. Ordinary income will be recognized by an optionee at the time a NISO is exercised, and the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the exercise price. This ordinary income will also constitute wages subject to the withholding of income tax and the Company will be required to make whatever arrangements are necessary to ensure that the amount of the tax required to be withheld is available for payment in cash.

        Capital gain or loss on a subsequent sale or other disposition of the shares of Common Stock acquired upon exercise of a NISO will be measured by the difference between the amount realized on the disposition and the tax basis of such shares. The tax basis of the shares acquired upon the exercise of the option will be equal to the fair market value of the shares on the date of exercise.

        The Company will be entitled to a deduction for Federal income tax purposes at such time and in the same amount as the amount included in ordinary income by the optionee upon exercise of the NISO, subject to the usual rules as to reasonableness of compensation and provided that the Company timely complies with the applicable information reporting requirements.

Incentive Stock Options:

        In general, neither the grant nor the exercise of an ISO will result in taxable income to an optionee or a deduction to the Company. For purposes of the alternative minimum tax, however, the spread on the exercise of an incentive stock option will be considered as part of the optionee's income.

        The sale of the shares of Common Stock received pursuant to the exercise of an ISO which satisfies the holding period rules will result in capital gain to an optionee and will not result in a tax deduction to the Company. To receive incentive stock option treatment as to the shares acquired upon exercise of an ISO, an optionee must neither dispose of such shares within two years after the option is granted nor within one year after the exercise of the option. In addition, an optionee generally must be an employee of the Company (or a subsidiary of the Company) at all times between the date of grant and the date three months before exercise of the option.

        If the holding period rules are not satisfied, the portion of any gain recognized on the disposition of the shares acquired upon the exercise of an ISO that is equal to the lesser of (a) the fair market value of the Common Stock on the date of exercise minus the exercise price or (b) the amount realized on the disposition minus the exercise price, will be treated as ordinary income, with any remaining gain being treated as capital gain. The Company will be entitled to a deduction equal to the amount of such ordinary income.

Certain Information with Respect to Options Granted

        Approximately 84,000 Options have been granted by the Company subject to Stockholder approval of the Plan.

PROPOSAL NUMBER 3
AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

        The Company's Certificate of Incorporation presently authorizes the issuance of 10,000,000 shares of Common Stock. As of December 31, 2001, there were 952,026 shares of Common Stock which are unissued and not reserved for future issuance.

        The Board of Directors of the Company has determined that it is in the best interest of the Company and its stockholders to adopt and approve an amendment (the "Charter Amendment") to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares. Accordingly, on April 11, 2002, the Board of Directors adopted a resolution setting forth the proposed Charter Amendment. The Charter Amendment will provide the Company with flexibility in the future by assuring that there will be sufficient authorized shares of Common Stock to enable the Company to issue shares in connection with future acquisitions or mergers, new capital requirements, stock dividends, stock options, restricted stock and for other corporate purposes.

        The unreserved and unissued shares of Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors of the Company may determine to be in the best interests of the Company and its Stockholders and, except as otherwise required by applicable law, without further authority from the Stockholders of the Company. Except upon the exercise of options subject to the Plan, the Company has no present plan, agreement or understanding with respect to the issuance of shares of Common Stock out of the additional shares that are to be authorized pursuant to the Charter Amendment.

        The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting. Accordingly, the issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of the Company's shareholders. The proposed increase in the number of shares of Common Stock the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Common Stock could discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger, or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company.

        The text of the Charter Amendment is set forth as Appendix B hereto.

        The approval of a majority of the issued and outstanding shares of Common Stock is necessary to adopt the Charter Amendment.

The Board recommends a vote "FOR" this proposal.

PROPOSAL NUMBER 4
APPOINTMENT OF INDEPENDENT AUDITORS

Independent Auditors

        KPMG LLP, Certified Public Accountants, have been appointed by the Board, upon the recommendation of the Audit Committee, as independent auditors for the Company to examine and report on its financial statements for 2002, which appointment will be submitted to the Stockholders for ratification at the Meeting. Submission of the appointment of the auditors to the Stockholders for ratification will not limit the authority of the Board or its Audit Committee to appoint another accounting firm to serve as independent auditors if the present auditors resign or their engagement is otherwise terminated.

        Representatives of KPMG LLP are expected to be present at the Meeting, with the opportunity to make a statement if they desire to do so, and to be available to respond to appropriate questions. The following table presents fees for professional audit services rendered by KPMG LLP for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG LLP.

Audit fees, excluding other audit related fees	$517,831

All other fees:
Audit related fees	$68,470	(1)
Other non-audit services	126,500	(2)

Total all other fees	$194,970

(1)
Audit related fees consisted principally of issuance of regulatory opinions in the US and UK.
(2)
Other non-audit fees consisted of tax compliance and actuarial services.

The Board recommends a vote "FOR" this proposal.

ALL OTHER MATTERS WHICH MAY PROPERLY
COME BEFORE THE MEETING

        Management does not know of any other matters to be brought before the Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.

Stockholder Approval

        Approval of Proposals 1, 2, and 4 require the affirmative vote of the holders of a majority of the total number of shares of Common Stock represented at the Meeting. Approval of Proposal 3 requires the approval of a majority of the issued and outstanding shares of Common Stock. Stockholders are entitled to one vote per share on all matters submitted for consideration at the Meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the Common Stock, to file certain reports regarding the ownership of the Common Stock with the Securities and Exchange Commission (the "Commission").

These insiders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no reports were required, all of its directors, executive officers and 10% Stockholders made all required filings on time.

Absence of Dissenters' or Appraisal Rights

        Under Section 262 of the Delaware General Corporation Law, Stockholders have the right to dissent from certain corporate actions. In such cases, dissenting Stockholders are entitled to have their shares appraised and be paid the fair value of their shares provided that certain procedures perfecting their rights are followed. The proposals described in this proxy statement do not entitle a Stockholder to exercise any such dissenters' or appraisal rights.

Stockholders' Proposals

        Any proposal by a Stockholder of the Company intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company at its principal executive office no later than January 22, 2003 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposal must also comply with the other requirements of the proxy solicitation rules of the Securities and Exchange Commission.

Form 10-K Annual Report

        UPON WRITTEN REQUEST BY A STOCKHOLDER, THE COMPANY WILL FURNISH THAT PERSON, WITHOUT CHARGE, A COPY OF THE FORM 10-K ANNUAL REPORT FOR 2001 WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. The Form 10-K Annual Report for 2001 provided to Stockholders will not include the documents listed in the exhibit index of the Form 10-K. Upon written request, the Company will furnish to the Stockholder copies of any exhibits for a nominal charge. Requests should be addressed to The Navigators Group, Inc., Attn: Angela Boscaino, Investor Relations Department, One Penn Plaza, New York, New York 10119.

Solicitation and Expenses of Solicitation

        Officers and employees of the Company may solicit proxies. Proxies may be solicited by personal interview, mail, telegraph and telephone. Brokerage houses and other institutions, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of Common Stock, and will be reimbursed for their reasonable out-of-pocket expenses in forwarding such solicitation material. The costs of preparing this Proxy Statement and all other costs in connection with the solicitation of proxies for the Annual Meeting of Stockholders are being borne by the Company. It is estimated that said costs will be nominal.

        Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                      By Order of the Board of Directors,

                      Bradley D. Wiley
                       Secretary

New York, New York
April 19, 2002

APPENDIX A

THE NAVIGATORS GROUP, INC.

2002 STOCK INCENTIVE PLAN

        1.    Purpose.

        The purposes of this 2002 Stock Incentive Plan (the "Plan") are to induce certain individuals to remain in the employ of, or to continue to serve as directors of or as independent consultants to, The Navigators Group, Inc. (the "Company") and its present and future subsidiary corporations (each a "Subsidiary"), as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), to attract new individuals to enter into such employment and service and to encourage such individuals to secure or increase on reasonable terms their stock ownership in the Company. The Board of Directors of the Company (the "Board") believes that the granting of awards (the "Awards") under the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company and aid in securing its continued growth and financial success.

        2.    Shares Subject to Plan.

        The maximum number of shares of the common stock, par value of $.10 per share (the "Common Stock"), of the Company that may be delivered to participants ("Participants") and their beneficiaries under the Plan shall be 1,000,000. If any Awards expire or terminate for any reason without having been exercised in full, new Awards may thereafter be granted with respect to the unpurchased shares subject to such expired or terminated Awards.

        3.    Administration.

        (a) The Plan shall be administered by a committee (the "Committee") which shall consist of two or more members of the Board. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Plan shall be administered by the Board. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee (or by a member of the Committee to whom authority has been delegated) shall be fully as effective as if it had been made at a meeting duly called and held.

        (b) The Committee's powers and authority shall include, but not be limited to, (i) selecting individuals for participation who are employees or consultants of the Company and any Subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, and members of the Board; (ii) determining the types and terms and conditions of all Awards granted, including performance and other earnout and/or vesting contingencies; (iii) subject to Section 10 hereof, permitting transferability of Awards to an immediate family member of a Participant or a Trust established on behalf of such immediate family member; (iv) interpreting the Plan's provisions; and (v) administering the Plan in a manner that is consistent with its purpose. The Committee's determination on the matters referred to in this Section 3(b) shall be conclusive. Any dispute or disagreement which may arise under, or as a result of or with respect to, any Award shall be determined by the Committee, in its sole discretion, and any interpretations by the Committee of the terms of any Award shall be final, binding and conclusive.

        4.    Types of Awards.

        The types of Awards that may be granted under the Plan are:

        (a) A stock option, which represents a right to purchase a specified number of shares of Common Stock during a specified period at a price per share which is no less than that required by Section 6 hereof. Options will be either (i) "incentive stock options" (which term, when used herein, shall have the meaning ascribed thereto by the provisions of section 422(b) of the Code) or (ii) options which are not incentive stock options ("non-incentive stock options")(together, "Options"), as determined at the time of the grant thereof by the Committee.

        (b) A stock Award, which is a grant of the right to purchase shares. Each stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. In making a determination regarding the allocation of such shares, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and Subsidiaries and such other factors as the Committee in its discretion shall deem relevant.

        5.    Eligibility.

        An Award may be granted only to (a) employees of the Company or a Subsidiary, (b) directors of the Company or a Subsidiary who are not employees of the Company or a Subsidiary ("Outside Directors"), (c) employees of a corporation which has been acquired by the Company or a Subsidiary, whether by way of exchange or purchase of stock, purchase of assets, merger or reverse merger, or otherwise who hold options with respect to the stock of such corporation which the Company has agreed to assume and (d) independent consultants who render services to the Company or a Subsidiary.

        6.    Stock Option Prices and Fair Market Value.

        (a) Except as otherwise provided in Sections 6(c) and 16 hereof, the initial per share option price of any Option which is an incentive stock option shall not be less than the fair market value of a share of Common Stock on the date of grant; provided, however, that, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than 10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the initial per share option price shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

        (b) Except as otherwise provided in Sections 6(c) and 16 hereof, the initial per share option price of any Option which is a non-incentive stock option shall not be less than 90% of the fair market value of a share of Common Stock on the date of grant.

        (c) The initial per share option price of any Option which is granted to an Outside Director shall be equal to the fair market value of a share of Common Stock on the date of grant.

        (d) For all purposes of this Plan, the fair market value of a share of Common Stock on any date, if the Common Stock is then listed on a national securities exchange or traded on the NASDAQ National Market System, shall be equal to the closing sale price of a share of Common Stock or, if there is no sale of the Common Stock on such date, shall be equal to the closing sale price of a share of Common Stock on the last date such Stock was traded or, if the shares of Common Stock are not then listed on a national securities exchange or such system on such date, the fair market value of a share of Common Stock on such date as shall be determined in good faith by the Committee.

        7.    Option Term.

        Options shall be granted for such term as the Committee shall determine, not in excess of ten years from the date of the granting thereof; provided, however, that, except as otherwise provided in Section 16 hereof, in the case of a Participant who owns (within the meaning of section 424(d) of the Code) more than

10% of the total combined voting power of the Common Stock at the time an Option which is an incentive stock option is granted to him or her, the term with respect to such Option shall not be in excess of five years from the date of the granting thereof; and provided, further, however, that the term of an Option granted to an Outside Director shall be ten years from the date of the granting thereof.

        8.    Limitation on Amount of Awards Granted.

        (a) Except as otherwise provided in Section 16 hereof, the aggregate fair market value of the shares of Common Stock for which any Participant may be granted incentive stock options which are exercisable for the first time in any calendar year (whether under the terms of the Plan or any other stock option plan of the Company) shall not exceed $100,000.

        (b) Subject to Section 8(c), the following additional maximums are imposed under the Plan. The maximum number of shares of Common Stock that may be covered by Options is 900,000. The maximum number of shares of Common Stock that may be issued in conjunction with stock Awards granted pursuant to Section 4(b) shall be 100,000. For purposes of payments under Section 4(b) hereof, the value of the Common Stock for determining this maximum individual payment amount will be the closing price of a share of Common Stock on the first day of the applicable performance period.

        (c) Subject to the overall limitation on the number of shares of Common Stock that may be delivered under the Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company.

        9.    Exercise of Awards.

  (a)
  Options

        (i) Except as otherwise determined by the Committee at the time of grant, a Participant may not exercise an Option during the period commencing on the date of the grant of such Option to him or her and ending on the day immediately preceding the first anniversary of such date. Except as otherwise determined by the Committee at the time of grant, a Participant may (A) during the period commencing on the first anniversary of the date of the grant of an Option to him or her and ending on the day immediately preceding the second anniversary of such date, exercise such Option with respect to one-quarter of the shares granted thereby, (B) during the period commencing on the second anniversary of the date of such grant and ending on the day immediately preceding the third anniversary of the date of such grant, exercise such Option with respect to one-half of the shares granted thereby, (C) during the period commencing on the third anniversary of the date of such grant and ending on the day immediately preceding the fourth anniversary of such date, exercise such Option with respect to three-quarters of the shares granted thereby and (D) during the period commencing on the fourth anniversary of the date of such grant and ending at the time the Option expires pursuant to the terms hereof, exercise such Option with respect to all of the shares granted thereby.

        (ii) Except as hereinbefore otherwise set forth and as otherwise determined by the Committee at the time of grant, an Option may be exercised either in whole or for not less than 500 shares of Common Stock at any one time. Notwithstanding the foregoing, in the event that the vested portion of a Participant's Option pursuant to Section 9(a)(i) is less than 500 shares, such Participant may exercise the entire vested amount.

        (iii) An Option may be exercised only by a written notice of intent to exercise such Option with respect to a specific number of shares of the Common Stock and payment to the Company of the amount of the option price for the number of shares of the Common Stock so specified; provided, however, that, subject to the requirements of Regulation T (as in effect from time to time) promulgated under the Securities Exchange Act of 1934, the Committee may implement procedures to allow a broker chosen by a Participant to make payment of all or any portion of the option price payable upon the exercise of an

Option and receive, on behalf of such Participant, all or any portion of the shares of the Common Stock issuable upon such exercise.

        (iv) The Committee may, in its discretion, permit any Option to be exercised, in whole or in part, prior to the time when it would otherwise be exercisable.

        (v) Notwithstanding any other provision of the Plan to the contrary, if any Participant shall have effected a Hardship Withdrawal from a 401(k) Plan maintained by the Company and/or one or more of the Subsidiaries, then, during the period of one year commencing on the date of such Hardship Withdrawal, such Participant may not exercise any Option using cash. For the purpose of this Section 9(a)(v), a "Hardship Withdrawal" shall mean a distribution to a Participant provided for in Treas. Reg. § 1.401(k)-1(d)(1)(ii) promulgated under Section 401(k)(2)(B)(i)(IV) of the Code and any other regulations promulgated thereunder, and a "401(k) Plan" shall mean a plan which is a "qualified plan" within the contemplation of Section 401(a) of the Code.

        (b)    Stock Awards

        (i) Except as otherwise provided in this Section and Section 3, the shares allocated to a Participant may not be sold, assigned, transferred or otherwise disposed of, and may not be pledged or hypothecated. Except as otherwise determined by the Committee at the time of grant, the restrictions on any stock Award shall terminate as follows:

          (A) as to twenty-five percent (25%) of the restricted shares owned by the Participant on the day immediately preceding the first anniversary of the date of his or her Restricted Stock Agreement (as such term is defined in Section 9(b)(iii));

          (B) as to an additional twenty-five percent (25%) of the restricted shares owned by the Participant on the date immediately preceding the second anniversary of the date of his or her Restricted Stock Agreement;

          (C) as to an additional twenty-five percent (25%) of the restricted shares owned by the Participant on the date immediately preceding the third anniversary of the date of his or her Restricted Stock Agreement; and

          (D) as to an additional twenty-five percent (25%) of the restricted shares owned by the Participant on the date immediately preceding the fourth anniversary of the date of his or her Restricted Stock Agreement.

        (ii) Upon issuance of the certificate or certificates for the shares subject to an Award in the name of a Participant, which shares shall be issued upon vesting, the Participant shall thereupon be a stockholder with respect to all such shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares.

        (iii) Each Participant receiving shares subject to an Award shall (A) agree that such shares shall be subject to, and shall be held by him or her in accordance with all of the applicable terms and provisions of, the Plan, (B) represent and warrant to the Company that he or she is acquiring such shares for investment for his or her own account (unless there is then current a prospectus relating to the shares under Section 10(a) of the Securities Act of 1933, as amended) and, in any event, that he or she will not sell or otherwise dispose of said shares except in compliance with the Securities Act of 1933, as amended, (C) agree that the Company may place on the certificates representing the shares or new or additional or different shares or securities distributed with respect to the Restricted Shares such legend or legends as the Company may deem appropriate and that the Company may place a stop transfer order with respect to such shares with the Transfer Agent(s) for the Common Stock and (D) at his or her option, be entitled to make the election permitted under section 83(b) of the Code, to include in gross income in the taxable year in which the shares are transferred to him or her, the fair market value of such shares at the time of transfer, notwithstanding that such shares are subject to a substantial risk of forfeiture within the meaning of the Code. The foregoing agreement, representation and warranty shall be contained in an agreement in writing ("Restricted Stock Agreement") which shall be delivered by the Participant to the Company. The Committee shall adopt, from time to time, such rules with respect to the return of executed Restricted Stock Agreements as it deems appropriate and failure by a Participant to comply with such rules shall terminate the allocation of such shares to such Participant.

        10.    Termination of Employment or Service.

        (a) Except as otherwise determined by the Committee at the time of grant, in the event a Participant leaves the employ or service, or ceases to serve as a director, of the Company and the Subsidiaries, whether voluntarily or otherwise but other than by reason of his or her death or, in the case of a Participant who shall be an employee or director, retirement, (i) each Option theretofore granted to him or her which shall not have been exercisable prior to the date of the termination of his or her employment or service shall terminate immediately and each other Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent exercisable on the date of such termination of employment or service and not theretofore exercised, terminate upon the earlier to occur of the expiration of 90 days after the date of such Participant's termination of employment or cessation of service and the date of termination specified in such Option and (ii) each share allocated to the Participant under a stock award subject to restriction at such date shall be redelivered to the Company immediately and the Company shall pay him or her, in redemption of such shares, an amount equal to the price paid by the Participant for such shares.

        (b) Except as otherwise determined by the Committee at the time of grant, and notwithstanding the foregoing, if a Participant is terminated for cause (as defined herein), (i) each Award theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall, to the extent not theretofore exercised, terminate forthwith, and (ii) each share allocated to the Participant under a stock award subject to restriction at such date shall be redelivered to the Company immediately and the Company shall pay him or her, in redemption of such shares, an amount equal to the price paid by the Participant for such shares.

        (c) Except as otherwise determined by the Committee at the time of grant, in the event a Participant leaves the employ, or ceases to serve as a director, of the Company and the Subsidiaries by reason of his or her retirement, (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of such retirement and the date of termination specified in such Award and (ii) any restrictions applicable to any shares allocated to such Participant in an Award shall forthwith terminate.

        (d) Except as otherwise determined by the Committee at the time of grant, in the event a Participant's employment or service with the Company and the Subsidiaries terminates by reason of his or her death, (i) each Option theretofore granted to him or her which shall not have theretofore expired or otherwise been cancelled shall become immediately exercisable in full and shall, to the extent not theretofore exercised, terminate upon the earlier to occur of the expiration of six months after the date of the qualification of a representative of his or her estate and the date of termination specified in such Option and (ii) any restrictions applicable to any shares allocated to such Participant in an Award shall forthwith terminate.

        (e)    Definitions.    For purposes of the foregoing, (i) the term "cause" shall mean: (A) the commission by the Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (B) the commission by the Participant of any act of moral turpitude, (C) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Company and/or the Subsidiaries, (D) continued substance abuse that renders the Participant incapable of performing his or her material duties to the satisfaction of the Company and/or the Subsidiaries, or (E) as defined in the Participant's employment agreement, if any, with the Company or a Subsidiary and (ii) the term "retirement" shall mean (A) the termination of a Participant's employment with the Company and all of the Subsidiaries (I) other than for cause or by reason of his or her death and (II) on or after the earlier to occur of (1) the first day of the calendar month in which his or her 65th birthday shall occur and (2) the date on which he or she shall have both attained his or her 55th birthday and completed ten years of employment with the Company and/or the Subsidiaries or (B) the termination of a Participant's service as a director with the Company and all of the Subsidiaries (I) other than for cause or by reason of his or her death and (II) on or after the first day of the calendar month in which his or her 65th birthday shall occur.

        11.    Adjustment of Number of Shares.

        (a) In the event that a dividend shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any Award, the number of shares of Common Stock available for purchase or delivery under the Plan but not yet covered by an Award and the number of shares of Common Stock to be subject to an Option to be issued to an Outside Director shall be adjusted by adding to each share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Company is the surviving corporation, then, there shall be substituted for each share of Common Stock then subject to any Award, for each share of Common Stock which may be issued under the Plan but not yet covered by an Award, for each share of Common Stock which may be purchased upon the exercise of Options granted under the Plan but not yet covered by an Option and for each share of Common Stock to be subject to an Option to be issued to an Outside Director, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged.

        (b) In the event that there shall be any change, other than as specified in Section 11(a) hereof, in the number or kind of outstanding shares of Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to any Award and the number or kind of shares available for issuance in accordance with the provisions of the Plan but not yet covered by an Award, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Award.

        (c) In the case of any substitution or adjustment in accordance with the provisions of this Section 11, the option price in each Option for each share covered thereby prior to such substitution or adjustment shall be the option price for all shares of stock or other securities which shall have been substituted for such share or to which such share shall have been adjusted in accordance with the provisions of this Section 11.

        (d) No adjustment or substitution provided for in this Section 11 shall require the Company to issue a fractional share under any Award or to sell a fractional share under any Option.

        (e) In the event of the dissolution or liquidation of the Company, a merger, reorganization or consolidation in which the Company is not the surviving corporation or where the Company is the surviving corporation but the current shareholders of the Company retain ownership of less than 50% of the stock (directly or indirectly) of the surviving corporation, the Board in its discretion, may accelerate the payment of any Award, the exercisability of each Award and/or terminate the same within a reasonable time thereafter.

        12.    Withholding and Waivers.

        (a) In the event of the death of a Participant, an additional condition of exercising any Award shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

        (b) An additional condition of exercising any non-incentive stock option shall be the entry by the Participant into such arrangements with the Company with respect to withholding as the Committee shall determine.

        13.    No Stockholder Status; No Restrictions on Corporate Acts; No Employment Right.

        (a) Neither any Participant nor his or her legal representatives, legatees or distributees shall be or be deemed to be the holder of any share of Common Stock covered by an Award unless and until a certificate for such share has been issued. Upon payment of the purchase price therefor, a share issued upon exercise of an Award shall be fully paid and non-assessable.

        (b) Neither the existence of the Plan nor any Award shall in any way affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding whether of a similar character or otherwise.

        (c) Neither the existence of the Plan nor the grant of any Award shall require the Company or any Subsidiary to continue any Participant in the employ or service of the Company or such Subsidiary.

        14.    Termination and Amendment of the Plan.

        The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable; provided, however, that the Board may not, without further approval of the holders of the shares of Common Stock, increase the number of shares of Common Stock as to which Awards may be granted under the Plan (as adjusted in accordance with the provisions of Section 11 hereof), or change the class of persons eligible to participate in the Plan, or change the manner of determining stock option prices. Except as otherwise provided in Sections 11(e) and 15 hereof, no termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

        15.    Expiration and Termination of the Plan.

        The Plan shall terminate on May 30, 2012 or at such earlier time as the Board may determine; provided, however, that the Plan shall terminate as of its effective date in the event that it shall not be approved by the stockholders of the Company at its 2002 Annual Meeting of Stockholders. Awards may be granted under the Plan at any time and from time to time prior to its termination. Any Award outstanding under the Plan at the time of the termination of the Plan shall remain in effect until such Award shall have been exercised or shall have expired in accordance with its terms.

        16.    Stock Options Granted in Connection With Acquisitions.

        In the event that the Committee determines that, in connection with the acquisition by the Company or a Subsidiary of another corporation which will become a Subsidiary or division of the Company (such corporation being hereafter referred to as an "Acquired Subsidiary"), Options may be granted hereunder to employees and other personnel of an Acquired Subsidiary in exchange for then outstanding stock options to purchase securities of the Acquired Subsidiary. Such Options may be granted at such option prices, may be exercisable immediately or at any time or times either in whole or in part, and may contain such other provisions not inconsistent with the Plan, or the requirements set forth in Section 14 hereof that certain amendments to the Plan be approved by the stockholders of the Company, as the Committee, in its discretion, shall deem appropriate at the time of the granting of such Options.

APPENDIX B

TEXT OF PROPOSED AMENDMENT OF THE
CERTIFICATE OF INCORPORATION OF
THE NAVIGATORS GROUP, INC.

        "ARTICLE FOURTH: The total number of shares of capital stock which the Corporation is authorized to issue shall be 21,000,000, of which 20,000,000 shall be shares of Common Stock of the par value of $0.10 per share and 1,000,000 shall be shares of Preferred Stock of the par value of $.10 per share."

THE NAVIGATORS GROUP, INC.
One Penn Plaza
New York, New York 10119

PROXY FOR THE MAY 30, 2002 ANNUAL MEETING OF STOCKHOLDERS

Terence N. Deeks and Bradley D. Wiley, or any one of them, with power of substitution, are hereby authorized as proxies to represent and to vote the shares of the undersigned at the Annual Meeting of Stockholders of The Navigators Group, Inc. to be held at 11:00 a.m., Thursday, May 30, 2002, at the India House, One Hanover Square, New York, New York 10004, and at any adjournment thereof. The proxies are to vote the shares of the undersigned as instructed below and in accordance with their judgement on all other matters which may properly come before the Meeting.

1.  Election of Directors:
Nominees—Terence N. Deeks, Robert M. DeMichele, Robert W. Eager, Jr., Stanley A. Galanski, Leandro S. Galban, Jr., Marc M. Tract, George T. Van Gilder and Robert F. Wright

The Board of Directors Recommends a Vote FOR PROPOSAL NUMBER 1.

         / /    For all nominees / /    Withhold Authority to vote for all nominees

Instruction:  To withhold authority to vote for any individual nominee, please print that nominee's name below:

The Board of Directors Recommends a Vote FOR PROPOSAL NUMBER 2.

2.  Adoption of the 2002 Stock Incentive Plan.

/ /  For / /    Against / /    Abstain

The Board of Directors Recommends a Vote FOR PROPOSAL NUMBER 3.

3.  Amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock.

/ /  For / /    Against / /    Abstain

The Board of Directors Recommends a Vote FOR PROPOSAL NUMBER 4.

4.  Ratification of the selection of KPMG LLP as the Company's independent auditors for 2002.

/ /  For / /    Against / /    Abstain

IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL NUMBERS 2, 3 AND 4.

Please sign this Proxy Form which is solicited on behalf of the Board of Directors, and return it promptly in the enclosed postage prepaid envelope.

                      Signature Date

                      Signature if held jointly Date

                      Please sign exactly as name appears hereon.

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THE NAVIGATORS GROUP, INC. One Penn Plaza New York, New York 10119
ANNUAL MEETING—May 30, 2002
THE NAVIGATORS GROUP, INC. One Penn Plaza New York, New York 10119
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 30, 2002
THE NAVIGATORS GROUP, INC. One Penn Plaza New York, New York 10119 ANNUAL MEETING OF STOCKHOLDERS PROXY STATEMENT
PROPOSAL NUMBER 1 ELECTION OF DIRECTORS
The Board recommends a vote FOR this proposal.
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Summary Compensation Table
Option/SAR Grants in 2001
Aggregated Option/SAR Exercises in 2001 and December 31, 2001 Option/SAR Values
INDEXED RETURNS
PROPOSAL NUMBER 2 ADOPTION OF 2002 STOCK INCENTIVE PLAN
The Board recommends a vote "FOR" this proposal.
PROPOSAL NUMBER 3 AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK
The Board recommends a vote "FOR" this proposal.
PROPOSAL NUMBER 4 APPOINTMENT OF INDEPENDENT AUDITORS
ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING
THE NAVIGATORS GROUP, INC. 2002 STOCK INCENTIVE PLAN
TEXT OF PROPOSED AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF THE NAVIGATORS GROUP, INC.
THE NAVIGATORS GROUP, INC. One Penn Plaza New York, New York 10119
PROXY FOR THE MAY 30, 2002 ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors Recommends a Vote FOR PROPOSAL NUMBER 1.
The Board of Directors Recommends a Vote FOR PROPOSAL NUMBER 2.
The Board of Directors Recommends a Vote FOR PROPOSAL NUMBER 3.
The Board of Directors Recommends a Vote FOR PROPOSAL NUMBER 4.